Todd Shipyards Corporation Announces Quarterly Financial Results for October 2, 2005

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SEATTLE, WASHINGTON...November 7, 2005...Todd Shipyards Corporation (the "Company") announced financial results for the second quarter ended October 2, 2005. In accordance with the Company's policy of ending its fiscal year on the Sunday nearest March 31, the Company's fiscal year 2005 ended on April 3, 2005 and included 53 weeks. Accordingly, the Company's quarter ending October 2, 2005 contains 13 weeks rather than the 14 week duration of the prior fiscal year's quarterly period to which this year's second quarter results are compared.

For the second quarter ended October 2, 2005, the Company reported net income of $4.4 million or $0.79 per diluted share on revenue of $70.8 million. For the six month period then ended, the Company reported net income of $6.9 million or $1.23 per diluted share on revenue of $137.6 million. For the prior year second quarter ended October 3, 2004, the Company reported net income of $2.4 million or $0.43 per diluted share on revenue of $36.6 million. For the six month period then ended, the Company reported income of $3.7 million or $0.65 per diluted share on revenue of $68.7 million.

The Company's second quarter revenue of $70.8 million reflects an increase of $34.1 million (93%) from the same period last fiscal year. The quarter-to-quarter increase largely results from increased work volumes, primarily attributable to work for the Navy on the USS STENNIS and work on submarines under contracts with Electric Boat ("EB"). Revenues for the first six months of fiscal year 2006 of $137.6 million reflect an increase of $68.9 million (100%) from fiscal year 2005 comparable periods. As was the case for the second quarter, the increase in revenue in the first six months of fiscal year 2006 is primarily attributable to work for the Navy on the USS STENNIS and work on submarines under contracts with EB.

For the quarter ended October 2, 2005, the Company reported operating income of $6.4 million. In the prior year quarter ended October 3, 2004, the Company reported operating income of $3.2 million. The increase in operating income for the second quarter of fiscal year 2006 from the second quarter of fiscal year 2005 is attributable to an increase in work for the Navy and on submarines under contracts with EB.

For the six month period then ended, the Company reported operating income of $9.8 million, an increase of $4.8 million from operating income reported during the comparable prior six month period. As previously described, the increase in operating income during the first six months of fiscal year 2006 is attributable to an increase in work for the Navy and on submarines under contracts with EB.

For the second quarter and six month periods ending October 2, 2005, the Company reported net gains on the sale of available-for-sale securities, investment income and other income of $0.4 million and $0.7 million, respectively. During the same periods ending October 3, 2004, the Company reported net gains on the sale of available-for-sale securities, investment income and other income of $0.2 million and $0.4 million, respectively.

For the quarter ended October 2, 2005, the Company recorded $2.3 million in federal income tax expense. During the six month period then ended, the Company recorded $3.6 million in federal income tax expense. During the same periods ended October 3, 2004, the Company recorded $1.0 million and $1.7 million in federal income tax expense, respectively.

The results of operations are as follows:

TODD SHIPYARDS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
Periods ended October 2, 2005 and October 3, 2004
(in thousands of dollars, except per share data)

A copy of the Company's financial statements for the quarter and six-months ended October 2, 2005 will be filed with the Securities & Exchange Commission as part of its quarterly report on Form 10-Q. This earnings report should be read in conjunction with the Company's Form 10-Q.

TODD SHIPYARDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
October 2, 2005 and April 3, 2005
(in thousands of dollars)

A copy of the Company's financial statements for the quarter and six-months ended October 2, 2005 will be filed with the Securities & Exchange Commission as part of its quarterly report on Form 10-Q. This earnings report should be read in conjunction with the Company's Form 10-Q.